EX-99.B(g)(3)

Exhibit A

SECURITIES LENDING AGREEMENT

FUNDS OF WELLS FARGO FUNDS TRUST

1.	Asia Pacific Fund
2.	Asset Allocation Fund
3.	Balanced Fund
4.	Capital Growth Fund
5.	C&B Mid Cap Value Fund
6.	Common Stock Fund
7.	Corporate Bond Fund
8.	Discovery Fund
9.	Dividend Income Fund
10.	Dow Jones Target Today Fund[1] (formerly, Outlook Today Fund)
11.	Dow Jones Target 2010 Fund[1] (formerly, Outlook 2010 Fund)
12.	Dow Jones Target 2020 Fund[1] (formerly, Outlook 2020 Fund)
13.	Dow Jones Target 2030 Fund[1] (formerly, Outlook 2030 Fund)
14.	Dow Jones Target 2040 Fund[1] (formerly, Outlook 2040 Fund)
15.	Emerging Markets Focus Fund
16.	Endeavor Large Cap Fund
17.	Endeavor Select Fund
18.	Enterprise Fund
19.	Equity Index Fund
20.	Government Securities Fund
21.	Growth Fund
22.	Growth and Income Fund
23.	High Income Fund
24.	High Yield Bond Fund
25.	Income Plus Fund
26.	Inflation-Protected Bond Fund
27.	Institutional Emerging Markets Fund
28.	Intermediate Government Income Fund
29.	International Core Fund
30.	International Equity Fund
31.	Large Cap Growth Fund
32.	Large Company Core Fund
33.	Mid Cap Disciplined Fund
34.	Mid Cap Growth Fund
35.	Opportunity Fund
36.	Overseas Fund
37.	Short Duration Government Bond Fund
38.	Short-Term Bond Fund
39.	Short-Term High Yield Bond Fund
40.	Small Cap Disciplined Fund
41.	Small Cap Growth Fund

[1]	On March 31, 2006 the Board of Trustees approved changes to the overall structure, day-to-day management and investment strategies of the Outlook Funds. Subject to shareholder approval, the implementation of the changes will commence in June 2006.

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42.	Small Cap Opportunities Fund
43.	Specialized Financial Services Fund
44.	Specialized Health Sciences Fund
45.	Specialized Technology Fund
46.	Strategic Income Fund
47.	Strategic Small Cap Value Fund[2]
48.	Total Return Bond Fund
49.	Ultra Short Duration Bond Fund
50.	Ultra Short Term Income Fund
51.	U.S. Value Fund
52.	Value Fund

Most recent annual approval by the Board of Trustees: August 16, 2005

Exhibit A amended: March 31, 2006

[2]	On February 8, 2006, the Board of Trustees approved the establishment of the Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

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